CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated May 1, 2013, relating to the financial statement of Cambria Shareholder Yield ETF (a portfolio of Cambria ETF Trust), which appears in such Registration Statement. We also consent to the references to us under the headings "Other Service Providers" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

May 1, 2013